AGREEMENT


      THIS AGREEMENT ("Agreement"), dated as of November __, 1998, is among International Specialty Products Inc. and the other parties signatory hereto with respect to shares of common stock (the "Shares") of Life Technologies, Inc., a Delaware corporation (the "Company").

      As of the date hereof, each of the parties hereto owns, directly or indirectly, that number of shares set forth after its respective name on the signature page to this Agreement.

      Each of the parties hereto agrees to bear its own costs and expenses incurred in connection with its ownership of Shares, this Agreement and any transaction entered into pursuant to this Agreement; provided, however, that expenses incurred by any party for the common benefit of all shall be shared by the parties hereto on a pro rata basis. Each party hereto agrees to join with ISP in a Schedule 13D filing and any required amendments thereto.

      Except for this Agreement, none of the parties hereto is a party to any other contract, understanding, relationship or arrangement with any other person or entity with respect to any equity securities of the Company, including any such contract, understanding, relationship or arrangement requiring disclosure under Section 13(d) of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder. Each of the parties hereto agrees not to enter into any other such contract, understanding, relationship or arrangement for a period of six months from the date hereof without the written consent of the other parties hereto.

      This Agreement sets forth the entire understanding of the parties hereto with respect to the subject matter hereof. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.





NYFS01...:\01\47201\0001\2037\AGRN258P.350

      IN WITNESS WHEREOF, the undersigned has duly executed this Agreement as of the date written above.



                              [NAME OF PARTY]

                              By:
                                  ------------------------------------------
                                    Name:
                                    Title:

                              Shares owned:     ____________




                              INTERNATIONAL SPECIALTY PRODUCTS INC.

                              By:
                                  ------------------------------------------
                                    Name:
                                    Title:

                              Shares owned:  ____________







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